EXHIBIT 99.1

PRESS RELEASE

Contact Information:	Investors/Media:
Kite Realty Group Trust	Kite Realty Group Trust
Dan Sink, Chief Financial Officer	Adam Basch, Investor Relations
(317) 577-5609	(317) 578-5161
dsink@kiterealty.com	abasch@kiterealty.com

Kite Realty Group Trust Reports
First Quarter 2013 Results

Indianapolis, Ind., May 2, 2013 – Kite Realty Group Trust (NYSE: KRG) (the “Company”) announced today operating results for the first quarter ended March 31, 2013.   Financial statements and exhibits attached to this release include results for the three months ended March 31, 2013 and 2012.

Highlights

Operations

•	Funds From Operations, was $0.14 per diluted common share for the first quarter of 2013 compared to $0.11, as adjusted, in the first quarter of the prior year.

•	Same Property Net Operating Income for the first quarter of 2013 increased 5.2% over the prior year.

•	The total portfolio was 94.5% leased at March 31, 2013.

•	Generated aggregate new and renewal leasing spreads of 16%.

•	Shop leased percentage increased to 83.3%.

Acquisitions

•	Acquired Shoppes of Eastwood, a Publix-anchored shopping center in Orlando, Florida in January for $11.6 million.

•	Subsequent to the end of the quarter, the Company acquired shopping centers in Nashville, Tennessee and Indianapolis, Indiana for a total purchase price of $77 million.

Development

•	Opened over 160,000 square feet at Delray Marketplace in Delray Beach, Florida including anchor tenants Publix and Frank Theatres CineBowl & Grille.

•
Completed the grand opening for Phase I of Holly Springs Towne Center in Holly Springs, North Carolina (Raleigh MSA), which included anchor tenants Dick’s Sporting Goods, Michaels and PETCO, as well as a non-owned Target.

•	Opened the primary anchor tenants Grocery Outlet and Do It Best Hardware at Four Corner Square in Maple Valley, Washington (Seattle MSA).

Capital Markets

•	Subsequent to the end of the quarter, issued 13.5 million common shares at $6.55 per share for net proceeds of $84.6 million which will be used to fund acquisitions and redevelopment costs.

•	Reduced the interest rate and extended the maturity date on the $200 million unsecured revolving credit facility.

Financial and Operating Results

For the three months ended March 31, 2013, funds from operations (“FFO”), a widely accepted supplemental measure of REIT performance established by the National Association of Real Estate Investment Trusts, was $11.6 million, or $0.14 per diluted share for the Kite Portfolio,  compared to $7.9 million, or $0.11 per diluted share, as adjusted, for the same period in the prior year.  Without the adjustment of a $1.3 million litigation charge, FFO for the first quarter of 2012 for the Kite Portfolio was $0.09 per diluted share.  The Company’s allocable share of FFO was $10.6 million for the three months ended March 31, 2013 compared to $5.9 million for the same period in 2012.

Given the nature of the Company’s business as a real estate owner and operator, the Company believes that FFO and FFO, as adjusted, are helpful to investors when measuring operating performance because they exclude various items included in net income or loss that do not relate to or are not indicative of operating performance, such as gains or losses from sales and impairments of operating properties, and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. For informational purposes, we have also provided FFO adjusted for the litigation charge recorded in the first quarter of 2012 and the write-off of deferred loan costs in the first quarter of 2013.  We believe this supplemental information provides a meaningful measure of our operating performance.  The Company believes presenting FFO in this manner allows investors and other interested parties to form a more meaningful assessment of the Company’s operating results.  A reconciliation of net income to FFO and adjusted FFO are included in the attached table.

Net loss attributable to common shareholders was $82,000 for the first quarter of 2013, compared to net loss for the same period in the prior year of $31,000.  The Company’s total revenue for the first quarter of 2013 was $32.1 million, a 29% increase over the same period in 2012.  This increase is due to tenants opening for business at development properties, the effect of properties acquired in 2012 and 2013, and gains on sales of land parcels.  This increased revenue generated an additional $2.2 million of recurring operating income from the properties in the first quarter of 2013 compared to the same period in 2012.  This increase was offset by higher depreciation expense of $2.6 million and the Company’s $3.1 million share of a $5.2 million total gain on the 2012 sale of Gateway Shopping Center.

John A. Kite, Kite Realty Group’s Chairman and Chief Executive Officer, said "2013 is off to a strong start as our team continues to capitalize on opportunities on many fronts including acquisitions, development, and capital markets activities.  We had very successful tenant openings at our Delray Marketplace, Phase I of Holly Springs Towne Center, and Four Corner Square development projects during the quarter.  Additionally, we continue to be successful in acquiring high quality retail properties in growth markets."

Operating Portfolio

As of March 31, 2013, the Company owned interests in 55 retail operating properties totaling approximately 8.5 million square feet.  The owned gross leasable area (“GLA”) in the Company’s retail operating portfolio was 94.5% leased as of March 31, 2013, compared to 93.4% leased as of March 31, 2012.

The Company owns two operating commercial properties totaling 0.4 million square feet.  As of March 31, 2013, the owned net rentable area of the commercial operating portfolio was 94.0% leased.  The combined leased percentage for the retail and commercial operating portfolios was 94.5% as of March 31, 2013.

On a same property basis, the leased percentage of 49 same store operating properties increased to 94.2% at March 31, 2013 from 93.1% at March 31, 2012.  Same property net operating income for these properties increased 5.2% in the first quarter of 2013 compared to the same period in the prior year.

The Company believes that NOI is helpful to investors as a measure of its operating performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance, such as depreciation and amortization, interest expense, and impairment, if any.  The Company believes that same property NOI is helpful to investors as a measure of its operating performance because it includes only the NOI of properties that have been owned for the full period presented, which eliminates disparities in net income due to the redevelopment, acquisition or disposition of properties during the particular period presented, and thus provides a more consistent metric for the comparison of the Company's properties.  Same property NOI should not, however, be considered as alternatives to net income (calculated in accordance with GAAP) as indicators of the Company's financial performance.

Leasing Activities

During the first quarter of 2013, the Company executed 31 new and renewal leases for a total of 148,860 square feet.  The Company generated positive leasing spreads in the quarter with new leases up 20.6% and renewals up 0.4% for a blended spread of 16% on spaces vacant less than twelve months.

Development Activities

As of March 31, 2013, the Company owned interests in six in-process development/redevelopment projects that were 83.4% pre-leased or committed.  The total estimated cost of these projects is approximately $244.3 million, of which approximately $193.9 million had been incurred as of March 31, 2013.

At Delray Marketplace, we completed successful tenant openings during February and March including anchor tenants Publix and Frank Theatres CineBowl & Grille, as well as other tenants such as Chico’s, Charming Charlie, White House | Black Market, Apricot Lane, Jos. A. Bank and Francesca’s.  This $95.0 million project is currently 84.4% pre-leased or committed and 65.6% open.

At Phase I of Holly Springs Towne Center, we completed successful tenant openings during March including anchor tenants Dick’s Sporting Goods, Michaels, PETCO and a non-owned Target as well as Starbucks, Charming Charlie, Pier 1 Imports, Jos. A. Bank and Children’s Place.  This $57.0 million project is currently 85.6% pre-leased or committed and 49.9% open.

At Four Corner Square, anchor tenants Grocery Outlet and Do It Best Hardware opened.  This project is currently 87.1% pre-leased or committed and 64.4% open.

Acquisition and Disposition Activities

In January, the Company acquired Shoppes of Eastwood, a 69,000 square foot Publix-anchored shopping center in Orlando, Florida.  The purchase price, exclusive of closing costs, was $11.6 million.  The center is 99% leased.

Subsequent to quarter end, the Company acquired Cool Springs Market in Nashville, Tennessee.  The center is 95% leased and is anchored by Dick’s Sporting Goods, Marshall’s, JoAnn Fabrics, Staples, and a non-owned Kroger.  The purchase price, exclusive of closing costs, was $37.5 million.

Also subsequent to quarter end, the Company acquired Castleton Crossing in Indianapolis, Indiana.  The center is 100% leased and is anchored by TJ Maxx, HomeGoods, Burlington Coat and Shoe Carnival.  The purchase price, exclusive of closing costs, was $39.0 million.

During the quarter, the Company sold three land parcels that generated $6.8 million in gross proceeds.

Capital Markets Activities

Subsequent to the end of the quarter, the Company completed a public offering of 13.5 million common shares at a price of $6.55 per share, which generated net proceeds to the Company of approximately $84.6 million. The Company initially used $62.2 million of the proceeds to repay borrowings under our unsecured revolving credit facility and subsequently redeployed the majority of the proceeds to fund the acquisitions of Cool Springs Market, Castleton Crossing, as well as redevelopment costs.

In February, the Company amended the terms of its existing $200 million unsecured revolving credit facility.  The maturity date was extended to February 2018 including an extension option and the interest rate was reduced from LIBOR plus 190 to 290 basis points to LIBOR plus 165 to 250 basis points, depending on the Company’s leverage.  Additionally, the Company increased the expansion feature from $300 million to $400 million, subject to certain conditions.

Distributions

On March 18, 2013, the Board of Trustees declared a quarterly common share cash distribution of $0.06 per common share for the quarter ended March 31, 2013 payable to shareholders of record as of April 5, 2013.  This distribution was paid on April 12, 2013.  The Board of Trustees anticipates declaring a quarterly cash distribution for the quarter ending June 30, 2013 later in the first quarter.

2013 Earnings Guidance

The Company has increased its FFO guidance for the year ending December 31, 2013 to be within a range of $0.44 to $0.48 per diluted common share compared to its initial guidance of $0.43 to $0.47 per diluted common share and reaffirmed its net income guidance to be within a range of $0.01 to $(0.03) per diluted common share.  The Company has also increased its guidance for 2013 same property net operating income to an increase of 3-4% over the prior year, a change from a 2-3% increase set forth in its initial guidance.  Given the nature of the Company’s business as a real estate owner and operator, the Company believes that FFO is helpful to investors when measuring operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as gains or losses from sales, impairments of operating properties and depreciation and amortization, which can make analyses of operating performance more difficult.

Following is a reconciliation of the range of 2013 estimated diluted net loss per share to estimated diluted FFO per share:

Guidance Range for 2013	Low	High
Net (loss) income per diluted common share	$(0.03)	$0.01
Depreciation and amortization	0.47	0.47
FFO per diluted common share	$0.44	$0.48

Earnings Conference Call

The Company will conduct a conference call to discuss its financial results on Friday, May 3rd at 1:00 p.m. eastern time.  A live webcast of the conference call will be available online on the Company’s corporate website at www.kiterealty.com.  The dial-in numbers are (866) 515-2907 for domestic callers and (617) 399-5121 for international callers (passcode 66474331).  In addition, a telephonic replay of the call will be available until August 3, 2013.  The replay dial-in telephone numbers are (888) 286-8010 for domestic callers and (617) 801-6888 for international callers (passcode 82152127).

About Kite Realty Group Trust

Kite Realty Group Trust is a full-service, vertically integrated real estate investment trust engaged in the ownership, operation, management, leasing, acquisition, construction, redevelopment and development of neighborhood and community shopping centers in selected markets in the United States.  At March 31, 2013, the Company owned interests in a portfolio of 61 operating and redevelopment properties totaling approximately 9.3 million square feet and three properties currently under development totaling 0.9 million square feet.

Safe Harbor

This press release contains certain statements that are not historical fact and may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of the Company to differ materially from historical results or from any results expressed or implied by such forward-looking statements, including, without limitation: national and local economic, business, real estate and other market conditions, particularly in light of the recent slowing of growth in the U.S. economy; financing risks, including the availability of and costs associated with sources of liquidity; the Company’s ability to refinance, or extend the maturity dates of, its indebtedness; the level and volatility of interest rates; the financial stability of tenants, including their ability to pay rent and the risk of tenant bankruptcies; the competitive environment in which the Company operates; acquisition, disposition, development and joint venture risks; property ownership and management risks; the Company’s ability to maintain its status as a real estate investment trust (“REIT”) for federal income tax purposes; potential environmental and other liabilities; impairment in the value of real estate property the Company owns; risks related to the geographical concentration of our properties in Indiana, Florida, Texas and North Carolina; and other factors affecting the real estate industry generally.  The Company refers you the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, which discuss these and other factors that could adversely affect the Company’s results.  The Company undertakes no obligation to publicly update or revise these forward-looking statements (including the FFO and net income estimates), whether as a result of new information, future events or otherwise.

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Kite Realty Group Trust
Consolidated Balance Sheets
(Unaudited)

	March 31, 2013	December 31, 2012
Assets:
Investment properties, at cost:
Land	$260,147,688	$239,690,837
Land held for development	34,692,300	34,878,300
Buildings and improvements	974,123,663	892,508,729
Furniture, equipment and other	5,001,301	4,419,918
Construction in progress	167,305,648	223,135,354
	1,441,270,600	1,394,633,138
Less: accumulated depreciation	(204,397,129)	(194,297,531)
	1,236,873,471	1,200,335,607
Cash and cash equivalents	14,648,955	12,482,701
Tenant receivables, including accrued straight-line rent of $12,695,482 and $12,189,449, respectively, net of allowance for uncollectible accounts	21,257,177	21,210,754
Other receivables	5,660,811	4,946,219
Investments in unconsolidated entities, at equity	15,357	15,522
Escrow deposits	11,639,175	12,960,488
Deferred costs, net	35,568,030	34,536,474
Prepaid and other assets	2,908,459	2,169,140
Total Assets	$1,328,571,435	$1,288,656,905

Liabilities and Equity:
Mortgage and other indebtedness	$746,917,668	$699,908,768
Accounts payable and accrued expenses	50,002,807	54,187,172
Deferred revenue and other liabilities	20,940,946	20,269,501
Total Liabilities	817,861,421	774,365,441

Commitments and contingencies

Redeemable noncontrolling interests in the Operating Partnership	45,991,764	37,669,803

Equity:
Kite Realty Group Trust Shareholders’ Equity:
Preferred Shares, $.01 par value, 40,000,000 shares authorized, 4,100,000 shares issued and outstanding, respectively	102,500,000	102,500,000
Common Shares, $.01 par value, 200,000,000 shares authorized 77,896,432 shares and 77,728,697 shares issued and outstanding, respectively	778,965	777,287
Additional paid in capital	505,357,780	513,111,877
Accumulated other comprehensive loss	(4,656,645)	(5,258,543)
Accumulated deficit	(142,800,208)	(138,044,264)
Total Kite Realty Group Trust Shareholders’ Equity	461,179,892	473,086,357
Noncontrolling Interests	3,538,358	3,535,304
Total Equity	464,718,250	476,621,661
Total Liabilities and Equity	$1,328,571,435	$1,288,656,905

Kite Realty Group Trust
Consolidated Statements of Operations
For the Three Months Ended March 31, 2013 and 2012
(Unaudited)

	Three Months Ended March 31,
	2013	2012
Revenue:
Minimum rent	$21,354,783	$18,461,447
Tenant reimbursements	5,712,532	5,109,674
Other property related revenue	5,005,800	1,218,880
Total revenue	32,073,115	24,790,001
Expenses:
Property operating	5,270,254	4,493,851
Real estate taxes	3,618,135	3,514,063
General, administrative, and other	2,141,613	1,821,706
Acquisition costs	176,899	—
Litigation charge, net	—	1,289,446
Depreciation and amortization	11,753,557	9,148,836
Total expenses	22,960,458	20,267,902
Operating income	9,112,657	4,522,099
Interest expense	(7,131,775)	(6,379,217)
Income tax benefit (expense) of taxable REIT subsidiary	28,952	(37,564)
Other income (expense), net	46,934	(22,358)
Income (loss) from continuing operations	2,056,768	(1,917,040)
Discontinued operations:
Income from operations	—	408,810
Gain on sale of operating property	—	5,151,989
Income from discontinued operations	—	5,560,799
Consolidated net income	2,056,768	3,643,759
Net (income) attributable to noncontrolling interests	(24,854)	(2,097,020)
Net income attributable to Kite Realty Group Trust	2,031,914	1,546,739
Dividends on preferred shares	(2,114,063)	(1,577,813)
Net loss attributable to common shareholders	$(82,149)	$(31,074)

Net loss per common share attributable to Kite Realty Group Trust common shareholders – basic and diluted
Loss from continuing operations attributable to common shareholders	$(0.00)	$(0.05)
Income from discontinued operations attributable to common shareholders	—	0.05
Net loss attributable to common shareholders	$(0.00)	$(0.00)

Weighted average common shares outstanding – basic and diluted	77,832,499	63,713,893
Dividends declared per common share	$0.06	$0.06

Loss attributable to Kite Realty Group Trust common shareholders:
Loss from continuing operations	$(82,149)	$(3,126,042)
Income from discontinued operations	—	3,094,968
Net loss attributable to Kite Realty Group Trust common shareholders	$(82,149)	$(31,074)

Kite Realty Group Trust
Funds From Operations
For the Three Months Ended March 31, 2013 and 2012
(Unaudited)

	Three Months Ended March 31,
	2013	2012
Consolidated net income	$2,056,768	$3,643,759
Less dividends on preferred shares	(2,114,063)	(1,577,813)
Less net income attributable to noncontrolling interests in properties	(31,977)	(26,770)
Less gain on sale of operating property	—	(5,151,989)
Add depreciation and amortization of consolidated entities, net of noncontrolling interests	11,561,282	9,717,308
Funds From Operations of the Kite Portfolio1	11,472,010	6,604,495
Less redeemable noncontrolling interests in Funds From Operations	(910,025)	(726,494)
Funds From Operations allocable to the Company1	$10,561,985	$5,878,001

Basic and Diluted FFO per share of the Kite Portfolio	$0.14	$0.09

Funds From Operations of the Kite Portfolio	$11,472,010	$6,604,495
Add back: litigation charge, net	—	1,289,446
Add back: accelerated amortization of deferred financing fees	171,572	—
Funds From Operations of the Kite Portfolio, as adjusted	$11,643,582	$7,893,941
Basic and Diluted FFO per share of the Kite Portfolio, as adjusted	$0.14	$0.11

Basic weighted average Common Shares outstanding	77,832,499	63,713,893
Diluted weighted average Common Shares outstanding	78,208,159	64,053,794
Basic weighted average Common Shares and Units outstanding	84,570,950	71,553,941
Diluted weighted average Common Shares and Units outstanding	84,946,610	71,893,841

____________________
1
“Funds From Operations of the Operating Partnership” measures 100% of the operating performance of the Operating Partnership’s real estate properties and construction and service subsidiaries in which the Company owns an interest. “Funds From Operations allocable to the Company” reflects a reduction for the redeemable noncontrolling weighted average diluted interest in the Operating Partnership.

Kite Realty Group Trust
Same Property Net Operating Income
For the Three Months Ended March 31, 2013 and 2012
(Unaudited)

	Three Months Ended March 31,
	2013	2012	% Change
Number of properties at period end1	49	49

Leased percentage at period-end	94.2%	93.1%
Minimum rent2	$17,474,600	$16,747,340
Tenant recoveries	5,400,109	4,791,841
Other income	723,375	707,736
	23,598,084	22,246,917

Property operating expenses	5,165,284	4,634,005
Real estate taxes	3,376,980	3,301,224
	8,542,264	7,935,229

Net operating income – same properties (49 properties)2	$15,055,820	$14,311,688	5.2%

Reconciliation to Most Directly Comparable GAAP Measure:

Net operating income – same properties	$15,055,820	$14,311,688
Net operating income – non-same activity	8,128,906	2,470,399
Other income (expense), net	75,886	(59,922)
General, administrative and acquisition expenses	(2,318,512)	(1,821,706)
Litigation charge	—	(1,289,446)
Depreciation expense	(11,753,557)	(9,148,836)
Interest expense	(7,131,775)	(6,379,217)
Discontinued operations	—	408,810
Gain on sale of operating property	—	5,151,989
Net income attributable to noncontrolling interests	(24,854)	(2,097,020)
Dividends on preferred shares	(2,114,063)	(1,577,813)
Net loss attributable to common shareholders	$(82,149)	$(31,074)

____________________
1	Same Property analysis excludes operating properties in redevelopment.

2	Excludes net gains from outlot sales, straight-line rent and amortization of lease intangibles, bad debt expense, and lease termination fees.

The Company believes that Net Operating Income (“NOI”) is helpful to investors as a measure of its operating performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance, such as depreciation and amortization, interest expense, and impairment, if any.  The Company believes that Same Property NOI is helpful to investors as a measure of its operating performance because it includes only the NOI of properties that have been owned for the full period presented, which eliminates disparities in net income due to the redevelopment, acquisition or disposition of properties during the particular period presented, and thus provides a more consistent metric for the comparison of the Company's properties.  Same Property NOI should not, however, be considered as alternatives to net income (calculated in accordance with GAAP) as indicators of the Company's financial performance.